Exhibit 10.20

Management Services Arrangement with Apax Partners

Summary of Terms

Agreement Date: May 2013

Parties: Midasplayer.com Limited and Apax Partners

Key Terms: £3,000 per day for certain management services

Expected Expiration Date: November 30, 2013